                                                                     Exhibit 4.2

 NUMBER                                                    SHARES

 [SYMBOL]


                        ALPHA SECURITY GROUP CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                  COMMON STOCK

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS


 THIS CERTIFIES THAT                                     CUSIP _________________


 IS THE OWNER OF



  FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.0001 EACH OF THE
                                COMMON STOCK OF

                        ALPHA SECURITY GROUP CORPORATION

  transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.


 Dated:                    ALPHA SECURITY GROUP CORPORATION
                                     CORPORATE
                                      SEAL
                                      2005
 ------------------------------                   ------------------------------
 Steven M. Wasserman,                             Steven M. Wasserman, Secretary
 Chief Executive Officer
 and President
                                    DELAWARE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


 TEN COM -       as tenants in common                         UNIF GIFT MIN ACT                  Custodian
 TEN ENT -       as tenants by the entireties                                          (Cust)                (Minor)
 JT TEN -        as joint tenants with right of survivorship                          under Uniform Gifts to Minors Act
                 and not as tenants in common
                                                                                                (State)


     Additional Abbreviations may also be used though not in the above list.

                        ALPHA SECURITY GROUP CORPORATION

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

For value received,                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------------------------------------------------
   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


                                                                          shares
------------------------------------------------------------------------

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


                                                                        Attorney
----------------------------------------------------------------------
 to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.


 Dated
         -------------

                  --------------------------------------------------------------
                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

 Signature(s) Guaranteed:

 -----------------------------------------------------------------------------
 THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event that the holder seeks to redeem his respective shares into cash upon a business combination which he voted against and which is actually completed by the Corporation or upon liquidation and dissolution of the Corporation in the event the Corporation fails to consummate a business combination within the time periods specified in the prospectus. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.